Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Leslie Moore	Giuseppe Incitti
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5637
lmoore@tibco.com	gincitti@tibco.com

TIBCO SOFTWARE REPORTS FIRST QUARTER RESULTS

Total Revenue of $238 million; Non-GAAP EPS of $0.18

PALO ALTO, Calif., March 21, 2013 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its first fiscal quarter, which ended on March 3, 2013.

Total revenue for the first quarter of fiscal 2013 was $237.8 million and net income was $9.5 million, or $0.06 per diluted share. This compares to total revenue of $225.7 million and net income of $20.6 million, or $0.12 per diluted share, as reported for the first quarter of fiscal 2012.

On a non-GAAP basis, net income for the first quarter of fiscal 2013 was $31.1 million or $0.18 per diluted share, compared with $34.6 million or $0.20 per diluted share for the first quarter of fiscal 2012. Non-GAAP operating income for the first quarter of fiscal 2013 was $44.0 million, resulting in a non-GAAP operating margin of 19%. This compares to non-GAAP operating income of $47.6 million, or a 21% non-GAAP operating margin in the first quarter of fiscal 2012. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt and assumes non-GAAP effective tax rates of 19% and 27% for the first quarter of fiscal 2013 and 2012, respectively.

“We remain very focused on continuing the changes we initiated last year to improve our execution,” said Vivek Ranadivé, TIBCO's chairman and chief executive officer. “I believe we are making the right moves to steady our performance and deliver our next leg of growth. Our competitive differentiation remains strong, and we are well positioned to benefit from the current trends driving enterprise IT spending, such as 'big data,' especially with our event-driven platform approach to integrating and analyzing data in real-time.”

First Quarter Fiscal 2013 Highlights

▪	Total revenue of $237.8 million;

▪	License revenue of $78.3 million;

▪	Non-GAAP operating margin of 19%;

▪	Non-GAAP EPS of $0.18;

▪	Cash flow from operations of $63.2 million;

▪	Broad mix of business across major industries including Financial Services, Communications, Life Sciences, Retail, Energy, Manufacturing, Government, and Transportation & Logistics;

▪	TIBCO closed 104 deals over $100k and had 12 deals over $1 million.

Conference Call Details
TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight PT on April 21, 2013 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 19449674.
About TIBCO
TIBCO Software Inc. (NASDAQ: TIBX) is a provider of infrastructure software for companies to use on-premise or as part of cloud computing environments. Whether it's optimizing claims, processing trades, cross-selling products based on real-time customer behavior, or averting a crisis before it happens, TIBCO provides companies the two-second advantage® - the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. More than 4,000 customers worldwide rely on TIBCO to manage information, decisions, processes and applications in real time. Learn more at www.tibco.com.

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TIBCO, two-second advantage and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2013 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO's ability to improve its execution, TIBCO's ability to steady its performance and deliver growth, and TIBCO's ability to benefit from current IT trends, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO's ability to implement successfully the changes designed to improve performance and drive growth, the impact of competition from alternative business models and new product introductions, TIBCO's ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO's filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2012. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 3, 2013	November 30, 2012
Assets
Current assets:
Cash and cash equivalents	$772,424	$727,309
Short-term investments	34,238	34,411
Accounts receivable, net	167,783	234,100
Prepaid expenses and other current assets	73,262	61,174
Total current assets	1,047,707	1,056,994
Property and equipment, net	97,074	98,474
Goodwill	521,995	532,290
Acquired intangible assets, net	114,108	123,261
Long-term deferred income tax assets	69,208	64,549
Other assets	66,288	71,340
Total assets	$1,916,380	$1,946,908
Liabilities and Equity
Current liabilities:
Accounts payable	$24,356	$22,809
Accrued liabilities	105,374	133,596
Accrued restructuring costs	665	893
Deferred revenue	249,264	263,476
Current portion of long-term debt	35,091	35,711
Total current liabilities	414,750	456,485
Accrued restructuring costs, less current portion	465	643
Long-term deferred revenue	27,582	25,543
Long-term deferred income tax liabilities	1,683	3,208
Long-term income tax liabilities	28,201	26,263
Other long-term liabilities	3,957	4,015
Convertible senior notes, net	528,285	524,466
Total long-term liabilities	590,173	584,138
Total liabilities	1,004,923	1,040,623
Total equity	911,457	906,285
Total liabilities and equity	$1,916,380	$1,946,908

TIBCO Software Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except net income per share)

	Three Months Ended
	March 3, 2013	March 4, 2012
Revenue:
License	$78,263	$82,315
Service and maintenance	159,527	143,387
Total revenue	237,790	225,702
Cost of revenue:
License	11,261	9,040
Service and maintenance	62,376	57,050
Total cost of revenue	73,637	66,090
Gross profit	164,153	159,612
Operating expenses:
Research and development	41,625	37,321
Sales and marketing	80,089	75,718
General and administrative	18,925	17,595
Amortization of acquired intangible assets	4,321	4,548
Acquisition related and other	327	396
Restructuring adjustments	7	(119)
Total operating expenses	145,294	135,459
Income from operations	18,859	24,153
Interest income	198	255
Interest expense	(8,782)	(1,465)
Other income (expense), net	(842)	976
Income before provision for income taxes and noncontrolling interest	9,433	23,919
Provision for (benefit from) income taxes	(100)	3,300
Net income	9,533	20,619
Less: Net income (loss) attributable to noncontrolling interest	28	(22)
Net income attributable to TIBCO Software Inc.	$9,505	$20,641
Net income per share attributable to TIBCO Software Inc.:
Basic	$0.06	$0.13
Diluted	$0.06	$0.12
Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	161,521	161,460
Diluted	169,130	170,866

TIBCO Software Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	March 3, 2013	March 4, 2012
Cash flows from operating activities:
Net income	$9,533	$20,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	3,863	3,476
Amortization of acquired intangible assets	8,418	7,813
Amortization of debt discount and transaction costs	4,713	228
Stock-based compensation	16,392	15,324
Deferred income tax	(9,188)	(4,700)
Tax benefits related to stock benefit plans	4,486	6,703
Excess tax benefits from stock-based compensation	(3,257)	(5,856)
Other non-cash adjustments, net	139	(229)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	63,733	8,266
Prepaid expenses and other assets	(2,426)	6,016
Accounts payable	1,953	(1,165)
Accrued liabilities and restructuring costs	(23,383)	(36,305)
Deferred revenue	(11,752)	20,935
Net cash provided by operating activities	63,224	41,125
Cash flows from investing activities:
Acquisition purchase price adjustment	2,280	—
Purchases of property and equipment	(2,586)	(6,703)
Restricted cash pledged as security	(322)	(968)
Other investing activities, net	51	399
Net cash used in investing activities	(577)	(7,272)
Cash flows from financing activities:
Proceeds from revolving credit facility, net	—	68,060
Principal payments on debt	(620)	(587)
Proceeds from issuance of common stock	6,086	11,862
Repurchases of the Company’s common stock	(21,871)	(67,525)
Withholding taxes related to restricted stock net share settlement	(4,890)	(4,403)
Excess tax benefits from stock-based compensation	3,257	5,856
Net cash provided by (used in) financing activities	(18,038)	13,263
Effect of foreign exchange rate changes on cash and cash equivalents	506	(893)
Net increase in cash and cash equivalents	45,115	46,223
Cash and cash equivalents at beginning of period	727,309	308,148
Cash and cash equivalents at end of period	$772,424	$354,371

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO's business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO's management excludes these non-operating charges when it internally evaluates the performance of TIBCO's business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO's deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO's financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO's performance using the same methodology and information as that used by TIBCO's management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO's definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO's business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO's acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation
TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-

GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses
TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO's acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities
TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO's operating plan.

Non-Cash Interest Expense Related to Convertible Debt
TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO's non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except net income per share)

	Three Months Ended
	March 3, 2013		March 4, 2012
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$18,859	$9,505	$24,153	$20,641
Amortization of intangible assets - cost of revenue	4,097	4,097	3,265	3,265
Amortization of intangible assets - operating expense	4,321	4,321	4,548	4,548
Stock-based compensation - cost of revenue	1,603	1,603	1,282	1,282
Stock-based compensation - R&D expense	3,996	3,996	4,005	4,005
Stock-based compensation - S&M expense	5,239	5,239	5,293	5,293
Stock-based compensation - G&A expense	5,554	5,554	4,745	4,745
Acquisition related and other	327	327	396	396
Non-cash interest expense related to convertible debt	—	3,819	—	—
Restructuring adjustment	7	7	(119)	(119)
Income tax adjustment for non-GAAP	—	(7,395)	—	(9,480)
Non-GAAP	$44,003	$31,073	$47,568	$34,576
Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.06		$0.12
Non-GAAP		$0.18		$0.20
Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,130		170,866